UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

Weatherford International public limited company
(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36504	98-0606750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former Name or Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 14, 2014, Weatherford International plc (“we” or the “Company”) announced that the Company, through its subsidiaries, has entered into agreements with Rosneft Oil Company for the sale of the Company’s land drilling and workover operations in Russia and Venezuela. The total consideration for the transactions is $500 million. The closing of the sale, scheduled for the third quarter of 2014, is subject to customary closing conditions and regulatory approvals. A copy of the press release announcing the transactions is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99.1	Press Release issued by Weatherford International plc on July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL PLC
Date: July 14, 2014
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Weatherford International plc on July 14, 2014